Exhibit 10.1

ORMAT TECHNOLOGIES, INC.
AMENDED AND RESTATED 2018 INCENTIVE COMPENSATION PLAN

1.	Purpose of Plan

The purpose of the Ormat Technologies, Inc. Amended and Restated 2018 Incentive Compensation Plan (as amended from time to time, the “Plan”) is to assist Ormat Technologies, Inc. and its Subsidiaries (the “Corporation”) in attracting, retaining and motivating Eligible Individuals (as defined below) by making it possible to offer them compensation for their contributions to the Corporation, to encourage them to acquire a proprietary interest in the Corporation, to incentivize them to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words have the following meanings for purposes of the Plan, any Award Agreement and any standardized terms and conditions that may be adopted from time to time by the Committee:

(a)

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Phantom Stock, Other Stock-Based Awards, Incentive Bonuses, Performance Awards, dividend equivalents or any combination of such types of Awards.

(b)	“Award Agreement” means any written or electronic document by which each Award by the Corporation under the Plan is evidenced.

(c)	“Board” means the Board of Directors of the Corporation.

(d)

“Cause” means, unless otherwise defined in an Award Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) conduct that results in or is reasonably likely to result in, harm to the reputation or business of the Corporation; (iii) the Grantee’s material violation of any Firm policy concerning confidential information, conflict of interest, trading, anti-corruption or bribery, or workplace conduct or (iv)] the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which has not ceased within ten (10) days after a demand for substantial performance is delivered to the Participant by the Corporation, which demand identifies the manner in which the Corporation believes that the Participant has not performed such duties; provided, however, if a Participant is a party to an employment or service agreement with the Corporation, “Cause” shall have the meaning set forth in such agreement. The Committee, in its sole and absolute discretion, shall determine whether a Participant has been discharged for Cause.

(e)

“Change in Control” means, unless otherwise defined in an Award Agreement (subject to the last paragraph of this definition), (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns more than 50% of the voting power prior to such acquisition of additional securities shall not be a Change in Control; or (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation's chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board of Directors) and such merger or consolidation is consummated; or (iv) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets and such sale or disposition is consummated.

To the extent any provision of the Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

Notwithstanding anything to the contrary, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction of a transaction (rather than its consummation), and/or an unapproved change in less than a majority of the Board, and/or acquisition of a 15% or less of outstanding Common Stock; and/or announcement or commencement of a tender or exchange offer.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

(g)

“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the shares of Common Stock are traded, to the extent required by such rules.

(h)	“Common Stock” means the common stock of the Corporation, par value $.001.

(i)	“Director” means a member of the Board who is not an employee of the Corporation.

(j)	“Effective Date” means the date specified in Section 21 of the Plan.

(k)	“Eligible Individuals” means officers, directors, or employees (including prospective directors or employees) of the Corporation, and consultants or others who may provide services to the Corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)

“Fair Market Value” means with respect to shares of Common Stock as of any date, (i) the closing price of the shares of Common Stock as reported on the principal U.S. national securities exchange on which the shares of Common Stock are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the shares of Common Stock are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the shares of Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the shares of Common Stock are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the shares of Common Stock as determined by the Committee in its sole discretion. The Fair Market Value of any property other than shares of Common Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n)

 “Grant Committee” means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.

(o)	“Incentive Bonus” means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.

(p)	“Incentive Stock Option” means an Option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.

(q)	“Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.

(r)

“Option” means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period. Two types of Options may be awarded under the Plan: (i) Incentive Stock Options; and (ii) Nonqualified Stock Options.

(s)	“Participant” means an Eligible Individual to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.

(t)	“Performance Award” means an Award granted pursuant to Section 11 of the Plan.

(u)	“Phantom Stock” means an Award of a right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock at a specified date.

(v)	“Plan” has the meaning set forth in the Preamble.

(w)	“Prior Plan” means the Ormat Technologies, Inc. 2012 Incentive Compensation Plan, as amended and restated.

(x)	“Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.

(y)

“Retirement” means, unless otherwise defined in an Award Agreement, Separation from Service upon attainment of the applicable retirement age in those countries in which the law determines the retirement age and age 65 in other countries.

(z)	“Section 409A” means Section 409A of the Code.

(aa)	“Separation from Service” has the meaning set forth in Code Section 409A.

(bb)

“Stock Appreciation Right” or “SAR” means an Award of a right to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess (if any) of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Award.

(cc)	“Stock Unit” means an Award of the right to receive a fixed number of shares of Common Stock at a future date.

(dd)

“Subsidiary” means any (i) corporation or entity, other than the Corporation, in an unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

(ee)

“Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

3.	Administration of Plan

The Plan will be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of shares of Common Stock (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award made under the Plan shall be accelerated or deferred; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Corporation and any Participant.

The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members (or the Grant Committee, as the case may be), taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee’s charter and the Corporation’s bylaws, will constitute action by the Committee.

To the extent not inconsistent with applicable law, including Section 16 of the Exchange Act, or the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are traded, the Committee may (i) delegate to a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Eligible Individuals who are not Directors or executive officers of the Corporation (A) designate Eligible Individuals to be recipients of Awards, (B) determine the number of shares of Common Stock subject to such Awards to be received by such Eligible Individuals and (C) cancel or suspend Awards to such Eligible Individuals; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of shares of Common Stock subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

4.	Awards

(a)    General. Awards may be made from time to time under the Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the Grant Committee may determine. Awards may be granted singly, in combination or in tandem. The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award will be set forth in writing on a form approved by the Committee (or the Grant Committee, as the case may be), consistent, however, with the terms and conditions of the Plan. The provisions of Awards need not be the same with respect to each Participant. In case of any discrepancy between the terms in any Award and the Plan, the Plan will govern.

(b)    Minimum Vesting Requirement. After the Effective Date, notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 15(a) (subject to adjustment under Section 18); and provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise.

5.	Awards of Options

The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

(a)     Option Price. The Option price per share will not be less than the Fair Market Value per share of Common Stock at the date of grant (or the day following if the Corporation’s earnings results are released on the date of grant), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(b)     Incentive Stock Options. Awards of Incentive Stock Options will be granted only to employees.

(c)     Exercise Period. The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award. The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a tandem SAR, whether granted under this Plan or another Plan of the Corporation. An Option Award Agreement may provide that in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) shares of Common Stock may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(d)     Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable, whether granted under this Plan or another Plan of the Corporation, for the first time by any Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This subclause (d) will be applied by taking Options into account in the order in which they were granted. For purposes of this subclause (d), the Fair Market Value of any share of Common Stock will be determined at the time of the Award. If this subclause (d) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option. In addition, any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its affiliates shall not be granted an Incentive Stock Option unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(e)     Payment for Shares of Common Stock. Payment in full of the Option price must be made upon exercise of each Option and may be made (i) in cash, (ii) to the extent provided in the Award, by the delivery (either actual delivery or by attestation procedures established by the Corporation) of shares of Common Stock with a Fair Market Value determined as of the date of exercise equal to the Option price, (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise or (iv) in a combination of any of the foregoing. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.

(f)     Substitute Options. Notwithstanding anything to the contrary herein, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provision) as those contained in the previously issued option being replaced thereby.

(g)     Repricing. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock in exchange for another Option, SAR or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 18.

(h)         No Reloads. No Options granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional Options in connection with the exercise of the original Option.

6.	Awards of Stock Appreciation Rights (SARs)

The terms and conditions with respect to each Award of SARs under the Plan will be consistent with the following:

(a)     Awards of SARs. The grant price of a SAR will not be less than the Fair Market Value of the Common Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A). SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Common Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award or, in the absence of such provision as the Committee may determine. A SAR shall have such vesting and other provisions as set forth in the Award consistent with the terms of the Plan, provided that no SAR may be exercised more than 10 years from the date of grant.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination thereof.

(c)      No Reloads. No SARs granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional SARs in connection with the exercise of the original SAR.

7.	Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Book-Entry Accounts. Restricted Stock will be held in book-entry accounts subject to the direction of the Corporation (or if the Corporation elects, certificates may be issued in the Participant’s name but delivered to and held by the Corporation). Any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by the Corporation on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.

(c)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock. In addition, the book-entry accounts will reflect that the Restricted Stock has been released. Certificates will be issued for the Restricted Stock (as Common Stock) and any dividends held by the Corporation will also be delivered to the Participant. The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on the Corporation’s corporate cash balances, as determined by the Committee.

8.	Awards of Stock Units

The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

(a)     Terms. The Award entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation during a period set forth in the Award, may be designated as “Restricted Stock Units”.

(b)     Payment. Stock Units will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award in shares of Common Stock, valued at Fair Market Value on the date of settlement, or cash. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

9.	Awards of Phantom Stock

The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

(a)     Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. Phantom Stock will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash equal to the Fair Market Value of such Phantom Stock at such time. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.	Awards of Incentive Bonuses

The terms and conditions with respect to each Award of an Incentive Bonus under the Plan will be consistent with the following:

(a)     Terms. Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)     Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or Restricted Stock) valued at Fair Market Value. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

11.	Performance Awards

The terms and conditions with respect to each Performance Award will be consistent with the following:

(a)     Description of Performance Award. The Committee or the Grant Committee (and in the case of Awards to directors or officers subject to Section 16 of the Exchange Act, only the Grant Committee) may, from time to time, make Awards under this Section 11 of the Plan of Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock, and Incentive Bonus Awards (“Performance Awards”) to Participants in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine. Performance Awards may be granted singly, in combination or in tandem.

(b)     Performance Goals. Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and Incentive Bonus Awards, the Committee or the Grant Committee, as the case may be, will establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned. The performance goals will be based on one or more objective or subjective performance criteria selected by the Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation as a whole, and/or or any Subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Corporation’s performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c)     Payment. Performance Awards will be paid according to payment rules provided under each type of Award. Unless otherwise provided in the applicable Award, a Participant must be employed by the Corporation on the last day of a performance period to be eligible for payment in respect of a Performance Award for such performance period.

12.	Dividend Equivalents

Any Awards (other than Awards of Options, SARs and Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary. Notwithstanding any other provision of the Plan to the contrary, dividend equivalents shall not be paid with respect to any forfeitable Awards but may be accumulated and only be paid upon payment of the vested and earned Awards.

13.	Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock are or may be acquired in the future. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

14.	Effect of Separation from Service

(a)     Separation from Service Upon Death or Retirement and Exercise of Award. If a Participant incurs a Separation from Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(b)     Separation from Service For Any Other Reason and Exercise of Award. If a Participant incurs a Separation from Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Separation from Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Separation from Service, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(c)     Six-Month Wait for Specified Employees. To the extent that any Award is subject to the rules of Code Section 409A and is to be paid out as a result of a Separation from Service, and to the extent that the Participant is deemed to be a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Corporation) on the Separation from Service date, then, notwithstanding any other provision in this Plan or any Award to the contrary, such payment will not be made to the Participant during the six-month period immediately following his or her Separation from Service date. Instead, on the first day of the seventh month following such Separation from Service date, all amounts that otherwise would have been paid to the Participant during that six-month period, but were not due to this Section 14(c), will be paid to the Participant at such time in a single lump sum (without any interest with respect to that six-month period). This six-month delay will cease to be applicable if the Participant separates from service due to death or if he or she dies before the six-month period has elapsed.

15.	Shares Issuable and Reserved

(a) Subject to adjustment as provided in Section 18, a total of 6,700,000 shares of Common Stock shall be authorized for Awards granted under the Plan (which, for the avoidance of doubt, includes the aggregate number of shares of Common Stock authorized to be granted (whether or not subject to outstanding, or issued in settlement of, Awards) under the Plan prior to the Effective Date of the amendment and restatement of the Plan),* all of which may be granted as Incentive Stock Options, less one (1) share for every one (1) share that was subject to an Option or Stock Appreciation Right granted after March 1, 2022 under the Plan and 2.15 shares of Common Stock for every one (1) share that was subject to an award other than an Option or Stock Appreciation Right granted after March 1, 2022 under the Plan. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share granted, and any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.15 shares of Common Stock for every one (1) share granted. No further awards may be granted under any Prior Plan.

(b)         If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after March 1, 2022 any shares of Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Common Stock available for Awards under the Plan, in accordance with Section 15(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under paragraph (a) of this Section: (i) shares of Common Stock tendered by the Participant or withheld by the Corporation in payment of the purchase price of an Option or, after March 1, 2022, an option under any Prior Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to Awards or, after March 1, 2022, awards under any Prior Plan, (iii) shares of Common Stock subject to a Stock Appreciation Right or, after March 1, 2022, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Options or, after March 1, 2022, options under any Prior Plan.

*

For reference, the share reserve consists of (x) 5,000,000 shares previously approved by stockholders at the Company’s 2018 Annual Meeting, of which 1,802,747 shares remained available for grant after March 1, 2022 and (y) a request for 1,700,000 additional shares which is subject to stockholder approval at the Company’s 2022 Annual Meeting.

(c)         Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan, nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above. Additionally, in the event that a company acquired by the Corporation or with which the Corporation combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares of Common Stock available for Awards under the Plan as provided in Section 15(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(d)         Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section after March 1, 2022 shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 2.15 shares of Common Stock for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

(e)         The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation does not participate in the decision to award such compensation.

16.	Limitations and Conditions

(a)     Maximum Period. No Awards will be made under the Plan after January 31, 2028, but the terms of Awards granted on or before the expiration date may extend beyond such expiration date. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(b)     Transferability. No Award or portion of the Award will be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except that a Nonqualified Stock Option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A tandem SAR may never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Award will be exercisable only by the Participant unless a Nonqualified Stock Option has been transferred to a family member of the holder, in which case it will be exercisable only by such transferee. For the purpose of this provision, a “family member” has the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(c)     No Rights as Shareholder. No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 7 of the Plan) will have any rights of a stockholder: (i) as to shares of Common Stock under Option until, after proper exercise of the Option, such shares of Common Stock have been recorded on the Corporation’s official stockholder records as having been issued or transferred; (ii) as to shares of Common Stock to be delivered following exercise of a SAR until, after proper exercise of the SAR and determination by the Committee to make payment for the SAR in shares of Common Stock, such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred; or (iii) as to shares of Common Stock included in Awards of Restricted Stock, Stock Units, other Stock-Based Awards or Incentive Bonuses, until such shares of Common Stock will have been recorded on the Corporation’s official stockholder records as having been issued or transferred, except for any dividend equivalent rights provided in Section 12 of the Plan.

(f)     The Corporation’s Obligations. The Corporation will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation will use its best efforts to effect such listing and compliance. No fractional shares of Common Stock will be delivered.

(g)     No Rights to Continue Status. Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Separation from Service at any time or for any reason.

(h)     ERISA. Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not intended to constitute an employee benefit plan subject to ERISA.

(i)      Clawback. An Award agreement may provide that the Committee may cancel such Award if the participant has engaged in or engages in activity that is in conflict with or adverse to the interest of the Corporation while employed by or providing services to the Corporation or any subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an Award agreement that in such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Corporation. The Committee may also provide in an Award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to promptly repay any such excess amount to the Corporation. Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Corporation, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

(j)      Compliance with Laws. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Common Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provision of any law or regulation of any governmental authority (including the Securities Act of 1933, as amended) or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A.

(k) Unfunded Status of the Plan. The Plan is intended to constitute an unfunded and unsecured plan for incentive compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(l) Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, division or business unit of the Corporation or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

(m)         Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required pursuant to law or the applicable requirements of any stock exchange; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)         Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the shares of Common Stock are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

(o)     Forfeiture Events. Any Award held by a Participant whose Separation from Service is due to a discharge for Cause shall be forfeited. The Committee may specify in an Award that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, forfeiture or recoupment upon the occurrence of certain other events (in addition to applicable vesting conditions of an Award). Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award or otherwise applicable to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation.

(p)      Acceleration of Exercisability and Vesting. The Committee, or the Grant Committee, as applicable, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. For the sake of clarity, the Committee, or the Grant Committee, may provide in the applicable Award Agreement that part and/or all of the Award shall be accelerated upon the occurrence of certain pre-determined events and/or conditions, such as a Change in Control.

(q)    Governing Law. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of the Plan.

17.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment, transfer as a director or transfer as an independent contractor without an intervening period from the Corporation to a Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Separation from Service and such Participant will be deemed to remain in the employ of the Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A and such award is payable upon a Separation from Service, then, except as otherwise provided by the Committee in the applicable Award, a Separation from Service will be deemed to have occurred with respect to a Participant when such Participant incurs a “separation from service” as that term is defined in Code Section 409A. For this purpose, the Corporation is making an election under Treasury Regulation § 1.409A-1(h)(3) such that a “separation from service” will not be deemed to occur to the extent that the Corporation owns, directly or indirectly, an equity interest (or vice versa) of at least 20% in such Subsidiary or other entity to which the Participant is transferred (as determined pursuant to Code Sections 414(b), 414(c), and 1563(a), and Treasury Regulation § 1.414(c)-2)).

18.	Corporate Changes, Divestitures and Plan Termination

(a)     Corporate Changes. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such equitable adjustments and take such actions as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the adjustments in, or affecting the shares of Common Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the adjustments. Such adjustments and actions shall include, as applicable, changes in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Separation from Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted Stock; (v) the number and kind of shares of Common Stock covered by Stock Units, Performance Awards, Other Stock-Based Awards or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

(b)     Divestitures. In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a Subsidiary’s board of directors or he or she provides services to a Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Separation from Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied as of the Divestiture Date without regard to this Section 18(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 18(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited. Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A, then, except as otherwise provided by the Committee in the applicable Award, the Award shall not become payable on the Divestiture Date unless the divestiture of the applicable Subsidiary separately satisfies the definition of a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)(i), and as set forth in Treasury Regulation § 1.409A-3(i)(5)(v)- (vii), applying the default rules and percentages set forth in such regulation) with respect to that Subsidiary.

19.	Amendment and Termination

(a)     Amendment. The Board of Directors has the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Common Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 5 of the Plan to the extent provided in Code Section 422, or any successor Code provision. The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of the Corporation, change the class of Eligible Individuals, nor increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 5(g). The Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of Directors determines that such amendment is desirable or appropriate to comply with the requirements of Code Section 409A.

(b)     Termination. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination will affect Awards then outstanding

(c)     Successor Corporations. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation.

20.	Foreign Participants

In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Eligible Individuals who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside the United States of America, including without limitation The State of Israel, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

21.	Withholding Taxes

The Corporation shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of shares of Common Stock or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Corporation or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Corporation or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired shares of Common Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Corporation to retain shares of Common Stock (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate as permitted by the Committee that will not cause an adverse accounting or tax consequence or cost) otherwise deliverable in connection with the Award.

22.	Indemnity

No member of the board of directors of the Corporation or the Committee or any employee of the Firm (each such person, a “Covered Person”) shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Corporation’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

23.	Effective Date

The Plan as amended and restated was adopted by the Board as of April 7, 2022 and shall become effective upon approval of the stockholders of the Corporation of this Plan at a duly called meeting for that purpose.